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CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-56499) of MCSi, Inc. of our report dated May 22, 2002 relating to the financial statements of MCSi, Inc. 401(k) Profit Sharing Plan, which appears on this Form 11-K.

/s/ PricewaterhouseCoopers
Cincinnati, Ohio
June 25, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS